EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2015, relating to the consolidated financial statements of Symbid Corp. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ FRIEDMAN LLP

East Hanover, New Jersey
July 29, 2015